SUB - ITEM 77Q1(a)

The Amended and Restated By-Laws for MFS Series Trust V, dated January 1, 2002 as revised June 24, 2004, are contained in Post-Effective Amendment No. 50 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 9, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Appendix A to the Amended and Restated By-Laws for MFS Series Trust V,dated July 20, 2004, is contained in Post-Effective Amendment No. 39 to the Registration Statement for MFS Municipal Series Trust (File Nos. 2-92915 and 811-4093), as filed with the Securities and Exchange Commission via EDGAR on July 29, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated By-Laws for MFS Series Trust V, dated January 1, 2002 as revised September 20, 2004, are contained in Post-Effective Amendment No.53 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on October 1, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

                               SUB - ITEM 77Q1(a)

                               MFS SERIES TRUST V

                     MFS INTERNATIONAL STRATEGIC GROWTH FUND

                     MFS INTERNATIONAL STRATEGIC VALUE FUND

     Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated August 12, 2003, as amended, (the "Declaration"), of MFS Series Trust V (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust,do hereby certify that MFS International Strategic Growth Fund and MFS International Strategic Value Fund, each a series of the Trust, have been terminated.


       IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts,as of this 8th day of August, 2004 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.



LAWRENCE H. COHN

Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH  44106


WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac
Dallas TX  75230

J. ATWOOD IVES

J. Atwood Ives
17 West Cedar Street
Boston MA  02108

AMY B. LANE

Amy B. Lane
9716 S.E. Sandpine Lane
Hobe Sound FL  33455

ROBERT J. MANNING

Robert J. Manning
13 Rockyledge Road
Swampscott MA  01907

Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

William J. Poorvu
975 Memorial Drive  Apt. 710
Cambridge MA  02138


ROBERT C. POZEN

Robert C. Pozen
9 Arlington Street
Boston MA  02116

J. DALE SHERRATT

J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

ELAINE R. SMITH

Elaine R. Smith
75 Scotch Pine Road
Weston MA  02493

Ward Smith
36080 Shaker Blvd.

Hunting Valley OH  44022